Supplemental Financial Information September 30, 2020 Exhibit 99.2

Table of Contents OVERVIEW 03 About Host Hotels & Resorts 04 Analyst Coverage 05 Forward-Looking Statements 06 All Owned Hotel Operating Statistics and Non-GAAP Financial Measures 07 PROPERTY LEVEL DATA 08 Hotel Results by Location in Nominal US$ 09 Top 40 Domestic Hotels by Total RevPAR for the Year Ended December 31, 2019 17 Top 40 Domestic Hotels by Total RevPAR Reconciliation of Hotel Net Income (Loss) to Hotel EBITDA and EBITDAre 18 CAPITALIZATION 19 Comparative Capitalization 20 Consolidated Debt Summary as of September 30, 2020 21 Consolidated Debt Maturity as of September 30, 2020 22 Ground Lease Summary as of December 31, 2019 23 2019 Property Dispositions 24 COVID-19 DATA 25 Credit Facility Amendment 26 Credit Facility and Senior Notes Financial Performance Tests 27 Reconciliation of GAAP Leverage Ratio to Credit Facility Leverage Ratio 28 Reconciliation of GAAP Interest Coverage Ratio to Credit Facility Unsecured Interest Coverage Ratio 29 Reconciliation of GAAP Interest Coverage Ratio to Credit Facility Fixed Charge Coverage Ratio 30 Reconciliation of GAAP Indebtedness Test to Senior Notes Indenture Indebtedness Test 31 Reconciliation of GAAP Secured Indebtedness Test to Senior Notes Indenture Secured Indebtedness Test 32 Reconciliation of GAAP Interest Coverage Ratio to Senior Notes Indenture EBITDA-to-Interest Coverage Ratio 33 Reconciliation of GAAP Assets to Indebtedness Test to Senior Notes Unencumbered Assets to Unsecured Indebtedness Test 34 Hotels with Suspended Operations 35 NOTES TO SUPPLEMENTAL FINANCIAL INFORMATION 36 All Owned Hotel Operating Statistics and Results 37 Non-GAAP Financial Measures 37

OVERVIEW PROPERTY LEVEL DATA CAPITALIZATION COVID-19 DATA NOTES TO SUPPLEMENTAL FINANCIAL INFORMATION

About host Hotels & Resorts Premier US LODGING REIT LUXURY & UPPER UPSCALE CONSOLIDATED HOTELS PORTFOLIO 79 46,100 22 Hotels Rooms TOP US MARKETS S&P 500 $7.7 BILLION $11.0 BILLION COMPANY Market Cap(1) ENTERPRISE VALUE(1) Based on market cap as of September 30, 2020. See Comparative Capitalization for calculation.

Analyst Coverage The Company is followed by the analysts listed above.  Please note that any opinions, estimates or forecasts regarding the Company’s performance made by these analysts are theirs alone and do not represent opinions, forecasts or predictions of the Company or its management.  The Company does not by its reference above imply its endorsement of or concurrence with any of such analysts’ information, conclusions or recommendations. BAIRD Mike Bellisario 414-298-6130 mbellisario@rwbaird.com DEUTSCHE BANK SECURITIES Chris Woronka 212-250-9376 Chris.Woronka@db.com RAYMOND JAMES & ASSOCIATES Bill Crow 727-567-2594 Bill.crow@raymondjames.com BANK OF AMERICA MERRILL LYNCH Shaun Kelley 646-855-1005 shaun.kelley@baml.com EVERCORE ISI Richard Hightower 212-752-0886 rhightower@evercoreisi.com RBC CAPITAL MARKETS Wes Golladay 440-715-2650 Wes.Golladay@rbccm.com BARCLAYS CAPITAL Anthony Powell 212-526-8768 anthony.powell@barclays.com GOLDMAN SACHS & CO. Stephen Grambling 212-902-7832 Stephen.Grambling@gs.com STIFEL, NICOLAUS & CO. Simon Yarmak 443-224-1345 yarmaks@stifel.com BMO CAPITAL MARKETS Ari Klein 212-885-4103 ari.klein@bmo.com GREEN STREET ADVISORS Lukas Hartwich 949-640-8780 lhartwich@greenstreetadvisors.com TRUIST C. Patrick Scholes 212-319-3915 Patrick.scholes@suntrust.com BTIG James Sullivan 212-738-6139 jsullivan@btig.com JEFFERIES David Katz 212-323-3355 dkatz@jefferies.com UBS SECURITIES LLC Robin Farley 212-713-2060 Robin.farley@ubs.com CAPITAL ONE SECURITIES Neil Malkin 571-633-8191 neil.malkin@capitalone.com J.P. MORGAN SECURITIES Joe Greff 212-622-0548 Joseph.greff@jpmorgan.com WELLS FARGO SECURITIES LLC Dori Kesten 617-603-4233 dori.kesten@wellsfargo.com CITI INVESTMENT RESEARCH Smedes Rose 212-816-6243 smedes.rose@citi.com MORGAN STANLEY & CO. Thomas Allen 212-761-3356  Thomas.Allen@morganstanley.com WOLFE RESEARCH Jared Shojaian 214-699-4506 jshojaian@wolferesearch.com

ABOUT HOST HOTELS & RESORTS Host Hotels& Resorts, Inc., herein referred to as “we,” “Host Inc.,” or the “Company,” is a self-managed and self-administered REIT that owns hotel properties. We conduct our operations as an umbrella partnership REIT through an operating partnership, Host Hotels & Resorts, L.P. (“Host LP”), of which we are the sole general partner. When distinguishing between Host Inc. and Host LP, the primary difference is approximately 1% of the partnership interests in Host LP held by outside partners as of September 30, 2020, which is non-controlling interests in Host LP in our consolidated balance sheets and is included in net (income) loss attributable to non-controlling interests in our consolidated statements of operations. Readers are encouraged to find further detail regarding our organizational structure in our annual report on Form 10-K. Forward-Looking Statements This supplemental information contains forward-looking statements within the meaning of federal securities regulations. These forward-looking statements include forecast results and are identified by their use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “plan,” “predict,” “project,” “will,” “continue” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: the duration and scope of the COVID-19 pandemic and its short and longer-term impact on the demand for travel, transient and group business, and levels of consumer confidence; actions governments, businesses and individuals take in response to the pandemic, including limiting or banning travel; the impact of the pandemic and actions taken in response to the pandemic on global and regional economies, travel, and economic activity, including the duration and magnitude of its impact on unemployment rates, business investment and consumer discretionary spending; the pace of recovery when the COVID-19 pandemic subsides; general economic uncertainty in U.S. markets where we own hotels and a worsening of economic conditions or low levels of economic growth in these markets; the effects of steps we and our hotel managers take to reduce operating costs in response to the COVID-19 pandemic; other changes (apart from the COVID-19 pandemic) in national and local economic and business conditions and other factors such as natural disasters, and weather that will affect occupancy rates at our hotels and the demand for hotel products and services; the impact of geopolitical developments outside the U.S. on lodging demand; volatility in global financial and credit markets; operating risks associated with the hotel business; risks and limitations in our operating flexibility associated with the level of our indebtedness and our ability to meet covenants in our debt agreements; risks associated with our relationships with property managers and joint venture partners; our ability to maintain our properties in a first-class manner, including meeting capital expenditure requirements; the effects of hotel renovations on our hotel occupancy and financial results; our ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; risks associated with our ability to complete acquisitions and dispositions and develop new properties and the risks that acquisitions and new developments may not perform in accordance with our expectations; our ability to continue to satisfy complex rules in order for us to remain a REIT for federal income tax purposes; risks associated with our ability to effectuate our dividend policy, including factors such as operating results and the economic outlook influencing our board’s decision whether to pay further dividends at levels previously disclosed or to use available cash to make special dividends; and other risks and uncertainties associated with our business described in the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K filed with the SEC. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this supplemental presentation is as of November 4, 2020, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations. overview

To facilitate a quarter-to-quarter comparison of our operations, we typically present certain operating statistics and operating results for the periods included in this supplemental information on a comparable hotel basis. However, due to the COVID-19 pandemic and its effects on operations, there is little comparability between periods. For this reason, we are temporarily suspending our comparable hotel presentation and instead present hotel operating results for all consolidated hotels and, to facilitate comparisons between periods, we are presenting results on a pro forma basis including the following adjustments: (1) operating results are presented for all consolidated hotels owned as of September 30, 2020 but do not include the results of operations for properties sold in 2019 or through the reporting date; and (2) operating results for acquisitions in the current and prior year are reflected for full calendar years, to include results for periods prior to our ownership. For these hotels, since the year-over-year comparison includes periods prior to our ownership, the changes will not necessarily correspond to changes in our actual results. See the Notes to Supplemental Financial Information for further information on these pro forma statistics and the limitations on their use. Included in this supplemental information are certain “non-GAAP financial measures,” which are measures of our historical or future financial performance that are not calculated and presented in accordance with GAAP (U.S. generally accepted accounting principles), within the meaning of applicable SEC rules. They are as follows: (i) EBITDA (for both the Company and hotel level), (ii) EBITDAre and Adjusted EBITDAre, (iii) Net Operating Income (NOI) and (iv) All Owned Hotel Property Level Operating Results. Also included are reconciliations to the most directly comparable GAAP measures. See the Notes to Supplemental Financial Information for definitions of these measures, why we believe these measures are useful and limitations on their use. Also included in this supplemental information is our leverage ratio, unsecured interest coverage ratio and fixed charge coverage ratio, calculated in accordance with our credit facility, along with our EBITDA to interest coverage ratio, indenture indebtedness test, indenture secured indebtedness test, and indenture unencumbered assets to unsecured indebtedness test, calculated in accordance with our senior notes indenture covenants. Included with these ratios are reconciliations calculated in accordance with GAAP. See the Notes to Supplemental Financial Information for information on how these supplemental measures are calculated, why we believe they are useful and limitations on their use. All Owned Hotel Operating Statistics and Non-GAAP Financial Measures

Overview Property level data capitalization Covid-19 data NOTES TO SUPPLEMENTAL FINANCIAL INFORMATION

HOTEL RESULTS BY LOCATION IN NOMINAL US$

(UNAUDITED, IN MILLIONS, EXCEPT HOTEL STATISTICS AND PER ROOM BASIS)

HOST HOTELS & RESORTS

Quarter ended September 30, 2020

Location	No. of Properties	No. of Rooms	Average Room Rate	Average Occupancy Percentage	RevPAR[1]	Total Revenues	Total Revenues per Available Room[2]	Hotel Net Income (Loss)	Hotel EBITDA [3]
Jacksonville	1	446	$419.23	43.3%	$181.67	$15.7	$383.23	$5.0	$7.5
Florida Gulf Coast	5	1,842	288.56	33.7	97.38	30.8	181.81	(5.4)	5.4
Miami	3	1,276	209.34	26.8	56.08	12.0	98.65	(8.7)	(2.4)
Maui/Oahu	4	1,987	172.74	11.3	19.47	4.0	22.11	(24.4)	(11.3)
Phoenix	3	1,654	201.12	22.0	44.33	16.8	110.66	(13.8)	0.5
Los Angeles	4	1,726	193.52	25.8	50.02	10.5	65.89	(8.6)	(3.0)
San Francisco/San Jose	7	4,528	165.35	13.1	21.59	11.3	27.13	(36.2)	(15.3)
San Diego	3	3,288	203.85	15.6	31.78	15.9	52.66	(24.9)	(5.5)
New York	3	4,261	187.37	11.0	20.70	9.1	23.16	(53.5)	(25.3)
Atlanta	4	1,682	139.03	31.6	43.89	9.4	60.57	(4.2)	1.3
Orange County	2	925	163.24	27.2	44.34	5.1	60.04	(2.6)	0.3
Philadelphia	2	810	147.01	32.2	47.36	5.1	68.09	(3.1)	0.3
New Orleans	1	1,333	112.64	26.6	30.00	4.4	35.57	(3.9)	(0.7)
Houston	4	1,716	105.12	32.4	34.07	7.6	47.93	(6.6)	(0.7)
Northern Virginia	3	1,252	157.90	19.7	31.11	5.0	43.91	(4.5)	(0.9)
Washington, D.C. (CBD) [5]	5	3,238	163.25	6.3	10.22	3.7	12.42	(23.8)	(11.3)
Orlando	1	2,004	150.91	3.3	5.04	2.7	14.64	(14.2)	(4.6)
Seattle	2	1,315	172.32	6.1	10.48	1.5	12.33	(8.8)	(4.5)
Denver	3	1,340	122.10	21.5	26.24	4.3	34.58	(5.4)	(1.0)
San Antonio	2	1,512	125.27	13.6	17.07	3.2	22.72	(7.9)	(1.2)
Boston	3	2,715	135.30	4.9	6.62	2.3	9.43	(17.6)	(8.4)
Chicago	4	1,816	124.78	17.6	21.95	4.5	26.96	(11.9)	(6.1)
Other	6	2,509	119.23	22.3	26.58	7.8	33.80	(10.5)	(3.3)
Other property level [4]						3.8		0.6	0.6
Domestic	75	45,175	173.14	17.3	30.00	196.5	46.33	(294.9)	(89.6)
International	5	1,499	88.93	11.3	10.08	1.9	13.50	(3.9)	(1.6)
All Locations - Nominal US$	80	46,674	$171.35	17.1%	$29.36	$198.4	$45.27	$(298.8)	$(91.2)
Severance at hotel properties						—		—	(42.8)
Gain on sale of property and corporate level income/expense [3]						—		(17.2)	(22.5)
Total	80	46,674	—	—	—	$198.4	—	$(316.0)	$(156.5)

(1) RevPAR is the product of the average daily room rate charged and the average daily occupancy achieved.
(2) Total Revenue per Available Room ("Total RevPAR") is a summary measure of hotel results calculated by dividing the sum of room, food and beverage and other ancillary service revenue by room nights available to guests for the period. It includes ancillary revenues not included within RevPAR.
(3) Certain items from our statement of operations are not allocated to individual properties, including interest on our senior notes, corporate and other expenses, and the provision for income taxes. These items are reflected below in "gain on sale of property and corporate level income/expense". Refer to the table below for reconciliation of net income to EBITDA by location.
(4) Other property level includes certain ancillary revenues and related expenses, as well as non-income taxes on TRS leases.
(5) CBD refers to the central business district.

9

HOTEL RESULTS BY LOCATION IN NOMINAL US$
RECONCILIATION OF HOTEL NET INCOME (LOSS) TO HOTEL EBITDA

HOST HOTELS & RESORTS

(UNAUDITED, IN MILLIONS, EXCEPT HOTEL STATISTICS)

	Quarter ended September 30, 2020							
Location	No. of Properties	No. of Rooms	Hotel Net Income (Loss)	Plus: Depreciation	Plus: Interest Expense	Plus: Income Tax	Plus: Severance at hotel properties[1]	Equals: Hotel EBITDA
Jacksonville	1	446	$5.0	$2.3	$—	$—	$0.2	$7.5
Florida Gulf Coast	5	1,842	(5.4)	9.5	—	—	1.3	5.4
Miami	3	1,276	(8.7)	6.0	—	—	0.3	(2.4)
Maui/Oahu	4	1,987	(24.4)	13.1	—	—	—	(11.3)
Phoenix	3	1,654	(13.8)	12.6	—	—	1.7	0.5
Los Angeles	4	1,726	(8.6)	4.7	—	—	0.9	(3.0)
San Francisco/San Jose	7	4,528	(36.2)	18.3	—	—	2.6	(15.3)
San Diego	3	3,288	(24.9)	16.2	—	—	3.2	(5.5)
New York	3	4,261	(53.5)	12.7	—	—	15.5	(25.3)
Atlanta	4	1,682	(4.2)	5.3	—	—	0.2	1.3
Orange County	2	925	(2.6)	1.9	—	—	1.0	0.3
Philadelphia	2	810	(3.1)	3.1	—	—	0.3	0.3
New Orleans	1	1,333	(3.9)	2.6	—	—	0.6	(0.7)
Houston	4	1,716	(6.6)	4.7	—	—	1.2	(0.7)
Northern Virginia	3	1,252	(4.5)	3.2	—	—	0.4	(0.9)
Washington, D.C. (CBD)	5	3,238	(23.8)	9.6	—	—	2.9	(11.3)
Orlando	1	2,004	(14.2)	7.4	—	—	2.2	(4.6)
Seattle	2	1,315	(8.8)	3.9	—	—	0.4	(4.5)
Denver	3	1,340	(5.4)	4.0	—	—	0.4	(1.0)
San Antonio	2	1,512	(7.9)	4.6	—	—	2.1	(1.2)
Boston	3	2,715	(17.6)	6.3	—	—	2.9	(8.4)
Chicago	4	1,816	(11.9)	5.5	—	—	0.3	(6.1)
Other	6	2,509	(10.5)	5.1	—	—	2.1	(3.3)
Other property level			0.6	—	—	—	—	0.6
Domestic	75	45,175	(294.9)	162.6	—	—	42.7	(89.6)
International	5	1,499	(3.9)	2.2	—	—	0.1	(1.6)
All Locations - Nominal US$	80	46,674	$(298.8)	$164.8	$—	$—	$42.8	$(91.2)
Severance at hotel properties			—	—	—	—	(42.8)	(42.8)
Gain on sale of property and corporate level income/expense			(17.2)	0.9	66.3	(72.5)	—	(22.5)
Total	80	46,674	$(316.0)	$165.7	$66.3	$(72.5)	$—	$(156.5)

(1) Effective for the third quarter of 2020 we remove severance from hotel property level operating results. See Notes to Supplemental Financial Information for more detail.

10

HOTEL RESULTS BY LOCATION IN NOMINAL US$

(UNAUDITED, IN MILLIONS, EXCEPT HOTEL STATISTICS AND PER ROOM BASIS)

HOST HOTELS & RESORTS

Location	No. of Properties	No. of Rooms	Average Room Rate	Average Occupancy Percentage	RevPAR	Total Revenues	Total Revenues per Available Room	Hotel Net Income	Hotel EBITDA [1]
	Quarter ended September 30, 2019								
Jacksonville	1	446	$363.69	69.0%	$251.05	$21.2	$516.90	$3.8	$8.1
Florida Gulf Coast	5	1,842	242.93	61.6	149.63	49.2	290.64	(3.6)	5.0
Miami	3	1,276	235.65	73.9	174.18	35.7	294.09	0.2	5.8
Maui/Oahu	4	1,987	385.51	91.5	352.78	99.1	543.42	20.2	31.2
Phoenix	3	1,654	197.07	57.9	114.19	43.8	287.59	(10.3)	1.9
Los Angeles	4	1,726	238.54	87.3	208.32	48.2	303.73	6.0	10.9
San Francisco/San Jose	7	4,528	266.18	84.2	224.20	125.6	301.99	21.8	37.6
San Diego	3	3,288	256.92	83.5	214.41	112.8	372.78	24.3	38.6
New York	3	4,261	271.11	92.0	249.40	133.9	341.59	9.5	22.0
Atlanta	4	1,682	168.37	85.6	144.09	34.0	219.82	5.8	10.2
Orange County	2	925	207.20	82.8	171.54	23.2	273.03	5.4	7.1
Philadelphia	2	810	207.13	88.2	182.60	22.0	295.52	3.3	6.5
New Orleans	1	1,333	156.82	77.0	120.78	21.5	175.05	3.8	6.4
Houston	4	1,716	170.32	67.0	114.07	25.2	159.84	0.6	5.4
Northern Virginia	3	1,252	199.70	72.7	145.09	25.0	217.46	2.2	5.4
Washington, D.C. (CBD)	5	3,238	211.15	84.4	178.19	75.9	254.63	8.4	18.2
Orlando	1	2,004	155.29	59.2	91.97	42.7	231.78	2.8	8.7
Seattle	2	1,315	260.45	90.2	234.96	35.3	291.64	7.6	11.6
Denver	3	1,340	184.28	84.5	155.64	26.9	218.16	6.0	9.7
San Antonio	2	1,512	165.01	66.6	109.84	21.7	155.81	1.2	3.9
Boston	3	2,715	243.00	91.1	221.28	72.8	291.41	21.5	22.7
Chicago	4	1,816	220.91	85.5	188.78	43.8	264.29	8.0	13.2
Other	6	2,509	173.28	81.0	140.40	45.8	198.24	10.8	13.9
Other property level [2]						3.5		1.0	1.0
Domestic	75	45,175	232.34	80.7	187.46	1,188.8	285.10	160.3	303.0
International	5	1,499	159.14	75.9	120.86	23.0	166.88	5.0	7.3
All Locations - Nominal US$	80	46,674	$230.13	80.5%	$185.32	$1,211.8	$281.30	$165.3	$310.3
Pro forma adjustments [3]						50.0		—	13.5
Gain on sale of property and corporate level income/expense [1]						—		206.7	257.4
Total	80	46,674	—	—	—	$1,261.8	—	$372.0	$581.2

(1) Certain items from our statement of operations are not allocated to individual properties, including interest on our senior notes, corporate and other expenses, and the provision for income taxes. These items are reflected below in "gain on sale of property and corporate level income/expense". Refer to the table below for reconciliation of net income to EBITDA by location.
(2) Other property level includes certain ancillary revenues and related expenses, as well as non-income taxes on TRS leases.
(3) Pro forma adjustments represent the following items: (i) the results of operations of our sold hotels, which operations are included in our condensed consolidated statements of operations as continuing operations and (ii) the results for periods prior to our ownership for hotels acquired during the presented periods.

11

HOTEL RESULTS BY LOCATION IN NOMINAL US$
RECONCILIATION OF HOTEL NET INCOME TO HOTEL EBITDA

HOST HOTELS & RESORTS

(UNAUDITED, IN MILLIONS, EXCEPT HOTEL STATISTICS)

	Quarter ended September 30, 2019							
Location	No. of Properties	No. of Rooms	Hotel Net Income	Plus: Depreciation	Plus: Interest Expense	Plus: Income Tax	Pro forma adjustments [1]	Equals: Hotel EBITDA
Jacksonville	1	446	$3.8	$2.3	$—	$—	$—	$6.1
Florida Gulf Coast	5	1,842	(3.6)	8.6	—	—	—	5.0
Miami	3	1,276	0.2	5.6	—	—	—	5.8
Maui/Oahu	4	1,987	20.2	11.0	—	—	—	31.2
Phoenix	3	1,654	(10.3)	12.2	—	—	—	1.9
Los Angeles	4	1,726	6.0	4.9	—	—	—	10.9
San Francisco/San Jose	7	4,528	21.8	15.8	—	—	—	37.6
San Diego	3	3,288	24.3	19.1	—	—	(4.8)	38.6
New York	3	4,261	9.5	12.5	—	—	—	22.0
Atlanta	4	1,682	5.8	4.7	—	—	(0.3)	10.2
Orange County	2	925	5.4	2.4	—	—	(0.7)	7.1
Philadelphia	2	810	3.3	3.2	—	—	—	6.5
New Orleans	1	1,333	3.8	2.6	—	—	—	6.4
Houston	4	1,716	0.6	4.8	—	—	—	5.4
Northern Virginia	3	1,252	2.2	3.2	—	—	—	5.4
Washington, D.C. (CBD)	5	3,238	8.4	9.8	—	—	—	18.2
Orlando	1	2,004	2.8	5.9	—	—	—	8.7
Seattle	2	1,315	7.6	4.0	—	—	—	11.6
Denver	3	1,340	6.0	3.7	—	—	—	9.7
San Antonio	2	1,512	1.2	2.7	—	—	—	3.9
Boston	3	2,715	21.5	7.5	—	—	(6.3)	22.7
Chicago	4	1,816	8.0	5.5	—	—	(0.3)	13.2
Other	6	2,509	10.8	4.2	—	—	(1.1)	13.9
Other property level			1.0	—	—	—	—	1.0
Domestic	75	45,175	160.3	156.2	—	—	(13.5)	303.0
International	5	1,499	5.0	2.3	—	—	—	7.3
All Locations - Nominal US$	80	46,674	$165.3	$158.5	$—	$—	$(13.5)	$310.3
Pro forma adjustments			—	—	—	—	13.5	13.5
Gain on sale of property and corporate level income/expense			206.7	0.5	46.3	3.9	—	257.4
Total	80	46,674	$372.0	$159.0	$46.3	$3.9	$—	$581.2

(1) Pro forma adjustments represent the following items: (i) the results of operations of our sold hotels, which operations are included in our condensed consolidated statements of operations as continuing operations and (ii) the results for periods prior to our ownership for hotels acquired during the presented periods.

12

HOTEL RESULTS BY LOCATION IN NOMINAL US$

(UNAUDITED, IN MILLIONS, EXCEPT HOTEL STATISTICS AND PER ROOM BASIS)

HOST HOTELS & RESORTS

	Year-to-date ended September 30, 2020								
Location	No. of Properties	No. of Rooms	Average Room Rate	Average Occupancy Percentage	RevPAR	Total Revenues	Total Revenues per Available Room	Hotel Net Income (Loss)	Hotel EBITDA (1)
Jacksonville	1	446	$405.40	42.8%	$173.66	$43.6	$356.40	$6.2	$13.2
Florida Gulf Coast	5	1,842	369.22	40.7	150.28	149.1	295.52	15.3	44.7
Miami	3	1,276	370.39	35.3	130.64	76.6	211.54	(5.3)	13.1
Maui/Oahu	4	1,987	415.84	29.7	123.66	97.7	179.81	(31.9)	5.3
Phoenix	3	1,654	317.49	32.0	101.46	108.1	238.55	(14.1)	25.7
Los Angeles	4	1,726	210.37	34.8	73.12	49.7	105.12	(25.6)	(10.4)
San Francisco/San Jose	7	4,528	266.39	25.5	67.87	122.1	98.41	(74.5)	(16.2)
San Diego	3	3,288	234.30	26.4	61.82	108.2	120.05	(53.1)	1.6
New York	3	4,261	190.05	32.4	61.49	102.3	87.59	(130.9)	(76.7)
Atlanta	4	1,682	171.23	34.7	59.48	42.2	91.63	(8.8)	7.1
Orange County	2	925	184.67	31.0	57.17	23.7	93.39	(5.7)	1.9
Philadelphia	2	810	160.15	35.2	56.35	19.5	88.08	(10.9)	(1.4)
New Orleans	1	1,333	176.44	30.6	54.04	28.6	78.28	(5.0)	3.5
Houston	4	1,716	145.80	35.9	52.30	36.2	76.89	(16.8)	(1.1)
Northern Virginia	3	1,252	187.00	26.7	50.00	27.4	79.88	(13.8)	(3.8)
Washington, D.C. (CBD)	5	3,238	223.18	21.5	48.07	61.0	68.76	(53.8)	(22.2)
Orlando	1	2,004	211.61	20.1	42.57	58.4	106.45	(14.5)	9.0
Seattle	2	1,315	191.36	20.4	38.98	20.0	55.62	(23.8)	(11.4)
Denver	3	1,340	145.92	26.5	38.63	20.9	56.80	(14.8)	(2.4)
San Antonio	2	1,512	167.34	20.6	34.54	21.3	51.30	(17.5)	(3.0)
Boston	3	2,715	173.40	19.3	33.48	37.9	50.97	(47.8)	(25.9)
Chicago	4	1,816	134.05	25.0	33.45	22.5	45.13	(37.1)	(19.9)
Other	6	2,509	146.76	31.0	45.50	42.7	62.09	(21.0)	(4.8)
Other property level (2)						15.5		3.4	3.4
Domestic	75	45,175	227.89	28.4	64.66	1,335.2	106.51	(601.8)	(70.7)
International	5	1,499	121.49	24.3	29.53	18.0	44.01	(8.5)	(1.6)
All Locations - Nominal US$	80	46,674	$224.95	28.2%	$63.53	$1,353.2	$104.51	$(610.3)	$(72.3)
Severance at hotel properties						—		—	(43.6)
Gain on sale of property and corporate level income/expense (1)						—		(64.7)	(74.0)
Total	80	46,674	—	—	—	$1,353.2	—	$(675.0)	$(189.9)

(1) Certain items from our statement of operations are not allocated to individual properties, including interest on our senior notes, corporate and other expenses, and the provision for income taxes. These items are reflected below in "gain on sale of property and corporate level income/expense". Refer to the table below for reconciliation of net income to EBITDA by location.

(2) Other property level includes certain ancillary revenues and related expenses, as well as non-income taxes on TRS leases.

13

HOTEL RESULTS BY LOCATION IN NOMINAL US$
RECONCILIATION OF HOTEL NET INCOME (LOSS) TO HOTEL EBITDA

HOST HOTELS & RESORTS

(UNAUDITED, IN MILLIONS, EXCEPT HOTEL STATISTICS)

Year-to-date ended September 30, 2020

Location	No. of Properties	No. of Rooms	Hotel Net Income (Loss)	Plus: Depreciation	Plus: Interest Expense	Plus: Income Tax	Plus: Severance at hotel properties(1)	Equals: Hotel EBITDA
Jacksonville	1	446	$6.2	$6.8	$—	$—	$0.2	$13.2
Florida Gulf Coast	5	1,842	15.3	28.1	—	—	1.3	44.7
Miami	3	1,276	(5.3)	18.0	—	—	0.4	13.1
Maui/Oahu	4	1,987	(31.9)	37.2	—	—	—	5.3
Phoenix	3	1,654	(14.1)	38.1	—	—	1.7	25.7
Los Angeles	4	1,726	(25.6)	14.3	—	—	0.9	(10.4)
San Francisco/San Jose	7	4,528	(74.5)	55.7	—	—	2.6	(16.2)
San Diego	3	3,288	(53.1)	51.4	—	—	3.3	1.6
New York	3	4,261	(130.9)	38.7	—	—	15.5	(76.7)
Atlanta	4	1,682	(8.8)	15.6	—	—	0.3	7.1
Orange County	2	925	(5.7)	6.6	—	—	1.0	1.9
Philadelphia	2	810	(10.9)	9.2	—	—	0.3	(1.4)
New Orleans	1	1,333	(5.0)	7.9	—	—	0.6	3.5
Houston	4	1,716	(16.8)	14.5	—	—	1.2	(1.1)
Northern Virginia	3	1,252	(13.8)	9.5	—	—	0.5	(3.8)
Washington, D.C. (CBD)	5	3,238	(53.8)	28.7	—	—	2.9	(22.2)
Orlando	1	2,004	(14.5)	21.3	—	—	2.2	9.0
Seattle	2	1,315	(23.8)	12.0	—	—	0.4	(11.4)
Denver	3	1,340	(14.8)	12.0	—	—	0.4	(2.4)
San Antonio	2	1,512	(17.5)	12.4	—	—	2.1	(3.0)
Boston	3	2,715	(47.8)	19.0	—	—	2.9	(25.9)
Chicago	4	1,816	(37.1)	16.6	—	—	0.6	(19.9)
Other	6	2,509	(21.0)	14.1	—	—	2.1	(4.8)
Other property level			3.4	—	—	—	—	3.4
Domestic	75	45,175	(601.8)	487.7	—	—	43.4	(70.7)
International	5	1,499	(8.5)	6.7	—	—	0.2	(1.6)
All Locations - Nominal US$	80	46,674	$(610.3)	$494.4	$—	$—	$43.6	$(72.3)
Severance at hotel properties			—	—	—	—	(43.6)	(43.6)
Gain on sale of property and corporate level income/expense			(64.7)	3.2	143.0	(155.5)	—	(74.0)
Total	80	46,674	$(675.0)	$497.6	$143.0	$(155.5)	$—	$(189.9)

(1) Effective for the third quarter of 2020 we remove severance from hotel property level operating results. See Notes to Supplemental Financial Information for more detail.

14

HOTEL RESULTS BY LOCATION IN NOMINAL US$

(UNAUDITED, IN MILLIONS, EXCEPT HOTEL STATISTICS AND PER ROOM BASIS)

HOST HOTELS & RESORTS

	Year-to-date ended September 30, 2019								
Location	No. of Properties	No. of Rooms	Average Room Rate	Average Occupancy Percentage	RevPAR	Total Revenues	Total Revenues per Available Room	Hotel Net Income	Hotel EBITDA (1)
Jacksonville	1	446	$383.37	77.2%	$296.02	$79.5	$652.91	$21.4	$28.3
Florida Gulf Coast	5	1,842	340.73	72.8	247.94	245.1	486.76	52.9	78.9
Miami	3	1,276	318.31	80.1	254.98	144.8	401.39	24.4	47.9
Maui/Oahu	4	1,987	401.92	90.9	365.45	305.1	563.64	70.2	103.8
Phoenix	3	1,654	292.22	71.7	209.42	213.2	472.19	39.4	68.2
Los Angeles	4	1,726	230.36	87.6	201.87	140.3	297.83	16.8	31.9
San Francisco/San Jose	7	4,528	279.15	81.5	227.38	389.5	315.49	84.1	131.0
San Diego	3	3,288	255.81	81.2	207.62	334.4	372.41	70.8	117.6
New York	3	4,261	268.50	83.0	222.99	383.3	329.67	8.2	48.1
Atlanta	4	1,682	193.72	79.7	154.41	110.9	241.44	26.7	37.7
Orange County	2	925	199.26	80.4	160.27	66.8	264.63	17.9	20.0
Philadelphia	2	810	216.10	85.4	184.46	66.7	301.70	10.5	20.1
New Orleans	1	1,333	188.24	79.9	150.35	79.8	219.33	20.5	28.5
Houston	4	1,716	178.46	72.4	129.22	86.5	184.58	8.9	23.4
Northern Virginia	3	1,252	208.03	72.1	150.02	84.0	245.90	16.0	22.3
Washington, D.C. (CBD)	5	3,238	246.65	83.1	204.99	259.1	293.15	48.9	78.4
Orlando	1	2,004	182.58	69.5	126.97	166.0	303.48	35.7	52.7
Seattle	2	1,315	231.59	84.3	195.17	91.9	256.01	13.3	25.4
Denver	3	1,340	175.15	76.3	133.61	71.7	195.92	11.9	24.0
San Antonio	2	1,512	183.18	73.0	133.69	80.6	195.06	13.5	21.6
Boston	3	2,715	238.71	82.8	197.72	201.0	271.22	45.0	56.5
Chicago	4	1,816	207.76	76.2	158.28	110.2	224.27	14.6	30.1
Other	6	2,509	172.53	79.1	136.41	132.7	193.77	34.1	39.5
Other property level (2)	—	—	—	—	—	15.7	—	1.6	1.6
Domestic	75	45,175	246.75	79.8	196.78	3,858.8	311.48	707.3	1,137.5
International	5	1,499	154.30	71.1	109.74	65.1	159.00	11.0	18.6
All Locations - Nominal US$	80	46,674	$244.09	79.5%	$193.99	$3,923.9	$306.58	$718.3	$1,156.1
Pro forma adjustments (3)						211.0		—	53.9
Gain on sale of property and corporate level income/expense (1)						—		132.7	290.0
Total	80	46,674	—	—	—	$4,134.9	—	$851.0	$1,500.0

(1) Certain items from our statement of operations are not allocated to individual properties, including interest on our senior notes, corporate and other expenses, and the provision for income taxes. These items are reflected below in "gain on sale of property and corporate level income/expense". Refer to the table below for reconciliation of net income to EBITDA by location.

(2) Other property level includes certain ancillary revenues and related expenses, as well as non-income taxes on TRS leases.

(3) Pro forma adjustments represent the following items: (i) the results of operations of our sold hotels, which operations are included in our condensed consolidated statements of operations as continuing operations and (ii) the results for periods prior to our ownership for hotels acquired during the presented periods.

15

HOTEL RESULTS BY LOCATION IN NOMINAL US$
RECONCILIATION OF HOTEL NET INCOME TO HOTEL EBITDA

(UNAUDITED, IN MILLIONS, EXCEPT HOTEL STATISTICS)

	Year-to-date ended September 30, 2019							
Location	No. of Properties	No. of Rooms	Hotel Net Income	Plus: Depreciation	Plus: Interest Expense	Plus: Income Tax	Pro forma adjustments (1)	Equals: Hotel EBITDA
Jacksonville	1	446	$21.4	$6.9	$ —	$ —	$ —	$28.3
Florida Gulf Coast	5	1,842	52.9	26.0	—	—	—	78.9
Miami	3	1,276	24.4	15.0	—	—	8.5	47.9
Maui/Oahu	4	1,987	70.2	33.6	—	—	—	103.8
Phoenix	3	1,654	39.4	38.3	—	—	(9.5)	68.2
Los Angeles	4	1,726	16.8	15.1	—	—	—	31.9
San Francisco/San Jose	7	4,528	84.1	46.9	—	—	—	131.0
San Diego	3	3,288	70.8	59.8	—	—	(13.0)	117.6
New York	3	4,261	8.2	37.0	—	—	2.9	48.1
Atlanta	4	1,682	26.7	14.8	—	—	(3.8)	37.7
Orange County	2	925	17.9	8.2	—	—	(6.1)	20.0
Philadelphia	2	810	10.5	9.6	—	—	—	20.1
New Orleans	1	1,333	20.5	8.0	—	—	—	28.5
Houston	4	1,716	8.9	14.5	—	—	—	23.4
Northern Virginia	3	1,252	16.0	11.6	—	—	(5.3)	22.3
Washington, D.C. (CBD)	5	3,238	48.9	29.5	—	—	—	78.4
Orlando	1	2,004	35.7	17.0	—	—	—	52.7
Seattle	2	1,315	13.3	12.1	—	—	—	25.4
Denver	3	1,340	11.9	12.1	—	—	—	24.0
San Antonio	2	1,512	13.5	8.1	—	—	—	21.6
Boston	3	2,715	45.0	25.1	—	—	(13.6)	56.5
Chicago	4	1,816	14.6	19.5	—	—	(4.0)	30.1
Other	6	2,509	34.1	15.4	—	—	(10.0)	39.5
Other property level	—	—	1.6	—	—	—	—	1.6
Domestic	75	45,175	707.3	484.1	—	—	(53.9)	1,137.5
International	5	1,499	11.0	7.6	—	—	—	18.6
All Locations - Nominal US$	80	46,674	$718.3	$491.7	$ —	$ —	$(53.9)	$1,156.1
Pro forma adjustments			—	—	—	—	53.9	53.9
Gain on sale of property and corporate level income/expense			132.7	3.3	132.4	21.6	—	290.0
Total	80	46,674	$851.0	$495.0	$132.4	$21.6	$ —	$1,500.0

(1) Pro forma adjustments represent the following items: (i) the results of operations of our sold hotels, which operations are included in our condensed consolidated statements of operations as continuing operations and (ii) the results for periods prior to our ownership for hotels acquired during the presented periods.

16

TOP 40 DOMESTIC HOTELS BY TOTAL REVPAR FOR THE YEAR ENDED DECEMBER 31, 2019

HOST HOTELS & RESORTS

(UNAUDITED, IN MILLIONS, EXCEPT HOTEL STATISTICS AND PER ROOM BASIS)

Year ended December 31, 2019

	Hotel	Location	No. of Rooms	Average Room Rate	Average Occupancy Percentage	RevPAR	Total Revenues	Total Revenues per Available Room	Hotel Net Income (Loss)	Hotel EBITDA (1)
1	The Ritz-Carlton, Naples	Florida Gulf Coast	450	$595.81	68.0%	$405.06	$138.3	$841.74	$32.3	$46.5
2	Andaz Maui at Wailea Resort	Maui/Oahu	301	600.56	87.5	525.47	91.2	829.82	16.7	25.9
3	1 Hotel South Beach(2)	Miami	433	615.15	79.5	488.90	143.1	820.25	25.3	48.7
4	Fairmont Kea Lani, Maui	Maui/Oahu	450	600.11	87.2	523.41	123.9	754.28	27.5	43.2
5	The Phoenician, A Luxury Collection Resort	Phoenix	645	375.68	74.6	280.36	153.4	651.46	18.4	49.9
6	The Ritz-Carlton, Amelia Island	Jacksonville	446	372.94	73.5	274.07	99.9	613.80	25.0	34.1
7	Hyatt Regency Maui Resort and Spa	Maui/Oahu	806	355.40	86.5	307.40	154.3	524.41	40.2	54.7
8	The Ritz-Carlton, Marina del Rey	Los Angeles	304	361.17	84.4	304.93	54.4	490.66	8.3	12.8
9	The Don CeSar	Florida Gulf Coast	347	294.26	74.3	218.60	57.5	453.69	11.4	19.1
10	New York Marriott Marquis	New York	1,966	320.22	87.1	278.88	318.4	443.69	37.6	63.2
11	The Westin Kierland Resort & Spa	Phoenix	732	254.93	68.0	173.35	111.6	417.63	22.9	34.1
12	W Hollywood	Los Angeles	305	291.84	83.3	243.05	45.1	404.94	1.6	9.4
13	The Ritz-Carlton Golf Resort, Naples	Florida Gulf Coast	295	341.76	62.7	214.34	43.0	399.62	7.9	12.2
14	The Logan	Philadelphia	391	253.44	80.4	203.74	54.7	383.34	8.6	18.3
15	Marriott Marquis San Diego Marina	San Diego	1,360	256.88	81.1	208.36	189.9	382.50	33.1	65.9
16	San Francisco Marriott Marquis	San Francisco/San Jose	1,500	305.19	83.3	254.25	204.8	374.01	37.8	63.6
17	Grand Hyatt San Francisco	San Francisco/San Jose	668	323.37	87.5	283.01	88.4	362.64	10.0	22.3
18	Hyatt Regency Coconut Point Resort and Spa	Florida Gulf Coast	454	235.61	71.8	169.16	59.9	361.77	9.7	16.8
19	The Ritz-Carlton, Tysons Corner	Northern Virginia	398	264.32	75.7	199.98	51.6	354.98	4.4	11.3
20	Manchester Grand Hyatt San Diego	San Diego	1,628	244.17	77.7	189.63	207.9	349.89	41.0	70.2
21	JW Marriott Washington, DC	Washington, D.C. (CBD)	777	273.85	83.1	227.66	90.3	318.46	19.8	28.2
22	Coronado Island Marriott Resort & Spa	San Diego	300	242.75	81.0	196.68	34.9	318.28	2.9	9.6
23	Grand Hyatt Washington	Washington, D.C. (CBD)	897	241.75	83.8	202.53	103.8	317.13	16.7	32.4
24	Marina del Rey Marriott	Los Angeles	370	249.52	88.5	220.92	41.9	310.52	9.9	12.6
25	San Francisco Marriott Fisherman's Wharf	San Francisco/San Jose	285	285.26	93.1	265.51	32.2	309.45	5.4	8.8
26	Boston Marriott Copley Place	Boston	1,144	245.67	87.4	214.79	128.2	307.13	25.9	36.8
27	Orlando World Center Marriott	Orlando	2,004	184.12	67.9	125.02	221.4	302.71	48.1	71.2
28	Axiom Hotel	San Francisco/San Jose	152	263.01	86.8	228.31	16.6	299.53	4.2	8.5
29	Sheraton New York Times Square Hotel	New York	1,780	252.54	85.2	215.19	193.2	297.32	(0.1)	18.9
30	Newport Beach Marriott Hotel & Spa(3)	Orange County	532	203.11	78.9	160.30	54.6	281.10	15.7	19.7
31	The Westin Chicago River North	Chicago	445	252.40	77.2	194.98	43.2	274.75	3.8	9.8
32	Hyatt Regency San Francisco Airport	San Francisco/San Jose	789	206.79	89.9	185.94	77.7	269.66	10.4	24.0
33	Washington Marriott at Metro Center	Washington, D.C. (CBD)	459	232.44	84.3	196.00	44.2	263.91	10.1	12.6
34	The St. Regis Houston	Houston	232	282.43	60.1	169.83	22.2	262.70	1.0	3.1
35	Hyatt Regency Washington on Capitol Hill	Washington, D.C. (CBD)	838	231.27	76.9	177.82	79.7	260.49	10.8	20.6
36	New York Marriott Downtown	New York	513	268.99	75.0	201.65	47.9	256.03	4.6	10.4
37	Grand Hyatt Atlanta in Buckhead	Atlanta	439	178.60	85.8	153.24	40.7	254.13	8.7	13.5
38	The Westin Seattle	Seattle	891	217.11	82.1	178.31	81.9	251.90	9.6	19.9
39	JW Marriott Atlanta Buckhead	Atlanta	371	192.56	79.0	152.18	33.6	248.19	8.2	11.5
40	Swissôtel Chicago	Chicago	662	195.30	74.3	145.10	59.8	247.46	9.7	19.2
	Total Top 40		27,759	$282.65	80.3%	$226.90	$3,839.3	378.51	$645.1	$1,113.5*
	Remaining 40 hotels		18,911	185.75	76.2%	141.55	1,388.6	201.23	236.1	408.4
	Pro forma adjustment for 1 Hotel South Beach (2)						(20.1)		-	(8.3)
	Gain on sale of property, sold property operations and corporate level income/ expense(1)						260.9		50.8	24.6
	Total		46,670	—	—	—	$5,468.7	—	$932.0	$1,538.2

*Represents 72% of our EBITDAre.

(1) Certain items from our statement of operations are not allocated to individual properties, including interest on our senior notes, corporate and other expenses, and the provision for income taxes. These items are reflected below in "gain on sale of property, sold property operations and corporate level income/expense". Refer to the table below for a reconciliation of net income (loss) to Hotel EBITDA. The total represents Host Hotel's EBITDAre, as defined in the Notes to Supplemental Financial Information.

(2) The Hotel EBITDA results for the 1 Hotel South Beach acquired in February 2019 are included on a pro forma basis, which includes operating results assuming the hotel was owned as of January 1, 2019 and based on actual results obtained from the manager for periods prior to our ownership. For this hotel, since the operations include periods prior to our ownership, the results may not necessarily correspond to our actual results.

(3) This hotel was sold subsequent to December 31, 2019.

17

TOP 40 DOMESTIC HOTELS BY TOTAL REVPAR RECONCILIATION OF HOTEL NET INCOME (LOSS) TO HOTEL EBITDA AND EBITDA*re*

HOST HOTELS & RESORTS

(UNAUDITED, IN MILLIONS, EXCEPT HOTEL STATISTICS)

Year ended December 31, 2019

	Hotel	Location	No. of Rooms	Hotel Net Income (Loss)	Plus: Depreciation	Plus: Interest Expense	Plus: Income Tax	Less: Gain on dispositions	Plus: Equity Investment Adjustments	Plus: Pro Forma Adjustments (1)	Equals: Hotel EBITDA
1	The Ritz-Carlton, Naples	Florida Gulf Coast	450	$32.3	$14.2	$-	$-	$-	$-	$-	$46.5
2	Andaz Maui at Wailea Resort	Maui/Oahu	301	16.7	9.2	-	-	-	-	-	25.9
3	1 Hotel South Beach(1)	Miami	433	25.3	15.1	-	-	-	-	8.3	48.7
4	Fairmont Kea Lani, Maui	Maui/Oahu	450	27.5	15.7	-	-	-	-	-	43.2
5	The Phoenician, A Luxury Collection Resort	Phoenix	645	18.4	31.5	-	-	-	-	-	49.9
6	The Ritz-Carlton, Amelia Island	Jacksonville	446	25.0	9.1	-	-	-	-	-	34.1
7	Hyatt Regency Maui Resort and Spa	Maui/Oahu	806	40.2	14.5	-	-	-	-	-	54.7
8	The Ritz-Carlton, Marina del Rey	Los Angeles	304	8.3	4.5	-	-	-	-	-	12.8
9	The Don CeSar	Florida Gulf Coast	347	11.4	7.7	-	-	-	-	-	19.1
10	New York Marriott Marquis	New York	1,966	37.6	25.6	-	-	-	-	-	63.2
11	The Westin Kierland Resort & Spa	Phoenix	732	22.9	11.2	-	-	-	-	-	34.1
12	W Hollywood	Los Angeles	305	1.6	7.8	-	-	-	-	-	9.4
13	The Ritz-Carlton Golf Resort, Naples	Florida Gulf Coast	295	7.9	4.3	-	-	-	-	-	12.2
14	The Logan	Philadelphia	391	8.6	9.7	-	-	-	-	-	18.3
15	Marriott Marquis San Diego Marina	San Diego	1,360	33.1	32.8	-	-	-	-	-	65.9
16	San Francisco Marriott Marquis	San Francisco/San Jose	1,500	37.8	25.8	-	-	-	-	-	63.6
17	Grand Hyatt San Francisco	San Francisco/San Jose	668	10.0	12.3	-	-	-	-	-	22.3
18	Hyatt Regency Coconut Point Resort and Spa	Florida Gulf Coast	454	9.7	7.1	-	-	-	-	-	16.8
19	The Ritz-Carlton, Tysons Corner	Northern Virginia	398	4.4	6.9	-	-	-	-	-	11.3
20	Manchester Grand Hyatt San Diego	San Diego	1,628	41.0	29.2	-	-	-	-	-	70.2
21	JW Marriott Washington, DC	Washington, D.C. (CBD)	777	19.8	8.4	-	-	-	-	-	28.2
22	Coronado Island Marriott Resort & Spa	San Diego	300	2.9	6.7	-	-	-	-	-	9.6
23	Grand Hyatt Washington	Washington, D.C. (CBD)	897	16.7	15.7	-	-	-	-	-	32.4
24	Marina del Rey Marriott	Los Angeles	370	9.9	2.7	-	-	-	-	-	12.6
25	San Francisco Marriott Fisherman's Wharf	San Francisco/San Jose	285	5.4	3.4	-	-	-	-	-	8.8
26	Boston Marriott Copley Place	Boston	1,144	25.9	10.9	-	-	-	-	-	36.8
27	Orlando World Center Marriott	Orlando	2,004	48.1	23.1	-	-	-	-	-	71.2
28	Axiom Hotel	San Francisco/San Jose	152	4.2	4.3	-	-	-	-	-	8.5
29	Sheraton New York Times Square Hotel	New York	1,780	(0.1)	19.0	-	-	-	-	-	18.9
30	Newport Beach Marriott Hotel & Spa(2)	Orange County	532	15.7	4.0	-	-	-	-	-	19.7
31	The Westin Chicago River North	Chicago	445	3.8	6.0	-	-	-	-	-	9.8
32	Hyatt Regency San Francisco Airport	San Francisco/San Jose	789	10.4	13.6	-	-	-	-	-	24.0
33	Washington Marriott at Metro Center	Washington, D.C. (CBD)	459	10.1	2.5	-	-	-	-	-	12.6
34	The St. Regis Houston	Houston	232	1.0	2.1	-	-	-	-	-	3.1
35	Hyatt Regency Washington on Capitol Hill	Washington, D.C. (CBD)	838	10.8	9.8	-	-	-	-	-	20.6
36	New York Marriott Downtown	New York	513	4.6	5.8	-	-	-	-	-	10.4
37	Grand Hyatt Atlanta in Buckhead	Atlanta	439	8.7	4.8	-	-	-	-	-	13.5
38	The Westin Seattle	Seattle	891	9.6	10.3	-	-	-	-	-	19.9
39	JW Marriott Atlanta Buckhead	Atlanta	371	8.2	3.3	-	-	-	-	-	11.5
40	Swissôtel Chicago	Chicago	662	9.7	9.5	-	-	-	-	-	19.2
	Total Top 40		27,759	$645.1	$460.1	$-	$-	$-	$-	$8.3	$1,113.5
	Remaining 40 hotels		18,911	236.1	172.3	-	-	-	-	-	408.4
	Pro forma adjustment for 1 Hotel South Beach acquisition (1)			-	-	-	-	-	-	(8.3)	(8.3)
	Gain on sale of property, sold property operations and corporate level income/ expense			50.8	43.7	222.4	29.5	(334.1)	12.3	-	24.6
	Total		46,670	$932.0	$676.1	$222.4	$29.5	$(334.1)	$12.3	$-	$1,538.2

(1) The Hotel EBITDA results for the 1 Hotel South Beach acquired in February 2019 are included on a pro forma basis, which includes operating results assuming the hotel was owned as of January 1, 2019 and based on actual results obtained from the manager for periods prior to our ownership. For this hotel, since the operations include periods prior to our ownership, the results may not necessarily correspond to our actual results.

(2) This hotel was sold subsequent to December 31, 2019.

18

Overview Property level data Capitalization COVID-19 Data NOTES TO SUPPLEMENTAL FINANCIAL INFORMATION

COMPARATIVE CAPITALIZATION

(IN MILLIONS, EXCEPT SECURITY PRICING AND PER SHARE AMOUNTS)

Shares/Units	As of September 30, 2020	As of June 30, 2020	As of March 31, 2020	As of December 31, 2019	As of September 30, 2019
Common shares outstanding	705.3	705.2	704.9	713.4	718.5
Common shares outstanding assuming conversion of OP Units (1)	712.7	712.7	712.5	721.0	726.2
Preferred OP Units outstanding	.01	.01	.01	.01	.01
Security pricing					
Common stock at end of quarter (2)	$10.79	$10.79	$11.04	$18.55	$17.29
High during quarter	12.06	14.82	18.23	18.86	18.46
Low during quarter	10.19	9.06	9.31	16.31	15.60
Capitalization					
Market value of common equity (3)	$7,690	$7,690	$7,866	$13,375	$12,556
Consolidated debt	5,638	4,543	5,295	3,794	4,442
Less: Cash	(2,430)	(1,578)	(2,796)	(1,573)	(2,030)
Consolidated total capitalization	10,898	10,655	10,365	15,596	14,968
Plus: Share of debt in unconsolidated investments	142	144	146	145	146
Pro rata total capitalization	$11,040	$10,799	$10,511	$15,741	$15,114

	Quarter ended September 30, 2020	Quarter ended June 30, 2020	Quarter ended March 31, 2020	Quarter ended December 31, 2019	Quarter ended September 30, 2019
Dividends declared per common share	$0.00	$0.00	$0.20	$0.25	$0.20

(1) Each OP Unit is redeemable for cash or, at our option, for 1.021494 common shares of Host Inc. At September 30, 2020, June 30, 2020, March 31, 2020, December 31, 2019 and September 30, 2019, there were 7.3 million, 7.3 million, 7.5 million, 7.5 million and 7.6 million in common OP Units, respectively, held by non-controlling interests.
(2) Share prices are the closing price as reported by the New York Stock Exchange.
(3) Market value of common equity is calculated as the number of common shares outstanding including assumption of conversion of OP units multiplied the closing share price on that day.

20

CONSOLIDATED DEBT SUMMARY

(IN MILLIONS)

Debt				
Senior debt	**Rate**	**Maturity date**	**September 30, 2020**	**December 31, 2019**
Series C	4¾%	3/2023	86	447
Series D	3¾%	10/2023	399	398
Series E	4%	6/2025	497	497
Series F	4½%	2/2026	397	397
Series G	3⅞%	4/2024	397	397
Series H	3⅜%	12/2029	640	640
Series I	3½%	9/2030	734	—
2024 Credit facility term loan	1.8%	1/2024	498	498
2025 Credit facility term loan	1.8%	1/2025	499	499
Credit facility revolver (1)	1.7%	1/2024	1,485	(8)
			5,632	3,765
Other debt				
Other debt	8.8%	02/2024	6	29
Total debt(2)(3)			$5,638	$3,794
Percentage of fixed rate debt			56%	74%
Weighted average interest rate			3.0%	3.8%
Weighted average debt maturity			5.2 years	5.4 years
Credit Facility				
Total capacity			$1,500	
Available capacity			—	
Assets encumbered by mortgage debt			—	

(1) The interest rate shown is the rate of the outstanding credit facility revolver borrowings at September 30, 2020, based on LIBOR plus 150 basis points. Depending on Host L.P.'s unsecured long-term debt rating, interest on revolver borrowings is equal to LIBOR plus a margin ranging from 117.5 to 185 basis points. There were no outstanding credit facility borrowings at December 31, 2019; the amount shown represents deferred financing costs related to the credit facility revolver.

(2) In accordance with GAAP, total debt includes the debt of entities that we consolidate, but of which we do not own 100%, and excludes the debt of entities that we do not consolidate, but of which we have a non-controlling ownership interest and record our investment therein under the equity method of accounting. As of September 30, 2020, our share of debt in unconsolidated investments is $142 million and none of our debt is attributable to non-controlling interests.

(3) Total debt as of September 30, 2020 and December 31, 2019 includes net discounts and deferred financing costs of $49 million and $35 million, respectively.

21

Consolidated Debt Maturity as of September 30, 2020 The term loan and revolver under our credit facility that are due in 2024 have extension options that would extend maturity of both instruments to 2025, subject to meeting certain conditions, including payment of a fee.

GROUND LEASE SUMMARY AS OF DECEMBER 31, 2019

HOST HOTELS & RESORTS

	Hotel	No. of rooms	Lessor Institution Type	Minimum rent	Current expiration	Expiration after all potential options (1)
		As of December 31, 2019				
1	Boston Marriott Copley Place	1,144	Public	N/A (2)	12/13/2077	12/13/2077
2	Coronado Island Marriott Resort & Spa	300	Public	1,378,850	10/31/2062	10/31/2078
3	Denver Marriott West	305	Private	160,000	12/28/2028	12/28/2058
4	Houston Airport Marriott at George Bush Intercontinental	573	Public	1,560,000	10/31/2053	10/31/2053
5	Houston Marriott Medical Center/Museum District	395	Non-Profit	160,000	12/28/2029	12/28/2059
6	Manchester Grand Hyatt San Diego	1,628	Public	6,600,000	5/31/2067	5/31/2083
7	Marina del Rey Marriott	370	Public	1,991,076	3/31/2043	3/31/2043
8	Marriott Downtown at CF Toronto Eaton Centre	461	Non-Profit	384,900	9/20/2082	9/20/2082
9	Marriott Marquis San Diego Marina	1,360	Public	7,650,541	11/30/2061	11/30/2083
10	Newark Liberty International Airport Marriott	591	Public	2,476,119	12/31/2055	12/31/2055
11	Philadelphia Airport Marriott	419	Public	1,230,278	6/29/2045	6/29/2045
12	San Antonio Marriott Rivercenter	1,000	Private	700,000	12/31/2033	12/31/2063
13	San Francisco Marriott Marquis	1,500	Public	1,500,000	8/25/2046	8/25/2076
14	San Ramon Marriott	368	Private	482,144	5/29/2034	5/29/2064
15	Santa Clara Marriott	766	Private	90,932	11/30/2028	11/30/2058
16	Tampa Airport Marriott	298	Public	1,463,770	12/31/2033	12/31/2033
17	The Ritz-Carlton, Marina del Rey	304	Public	1,453,104	7/29/2067	7/29/2067
18	The Ritz-Carlton, Tysons Corner	398	Private	993,900	6/30/2112	6/30/2112
19	The Westin Cincinnati	456	Public	100,000	6/30/2045	6/30/2075 (3)
20	The Westin Los Angeles Airport	747	Private	1,225,050	1/31/2054	1/31/2074 (4)
21	The Westin South Coast Plaza, Costa Mesa	393	Private	178,160	9/30/2025	9/30/2025
22	W Hollywood	305	Public	366,579	3/28/2106	3/28/2106
	Weighted average remaining lease term (assuming all extension options)		54 years			
	Percentage of leases (based on room count) with Public/Private/Non-Profit lessors		66%/28%/6%			

(1) Exercise of Host's option to extend is subject to certain conditions, including the existence of no defaults and subject to any applicable rent escalation or rent re-negotiation provisions.
(2) All rental payments have been previously paid and no further rental payments are required for the remainder of the lease term.
(3) No renewal term in the event the Lessor determines to discontinue use of building as a hotel.
(4) A condition of renewal is that the hotel's occupancy compares favorably to similar hotels for the preceding three years.

23

PROPERTY DISPOSITIONS

HOST HOTELS & RESORTS

	Sales Price (in millions) (1)	Net income Cap Rate (4)(5)	Cap Rate (2)(4)(5)	Net income multiple (4)(5)	EBITDA multiple (3)(4)(5)
2019 completed sales	$1,281	4.6%	6.3%	21.6x	14.1x
2020 completed sales	$216	7.0%	6.8%	14.2x	13.8x

(1) The table includes 14 properties sold in 2019 and one property sold in 2020.
(2) The cap rate is calculated as the ratio between the trailing twelve month net operating income (NOI) and the sales price plus avoided capital expenditures. However, due to the impact of the COVID-19 pandemic, 2019 full-year results have been used for the 2020 disposition, as 2020 results are not reflective of normal operations of the hotel. Avoided capital expenditures for 2019 sales and 2020 sales represents $202 million and $27 million, respectively, of estimated capital expenditure spend requirements for the properties in excess of escrow funding over the next 10 years, discounted at 8%.
(3) The EBITDA multiple is calculated as the ratio between the sales price plus avoided capital expenditures over the trailing twelve-month Hotel EBITDA, or 2019 results in the case of the 2020 disposition. Avoided capital expenditures for 2019 sales and 2020 sales represents $439 million and $60 million, respectively, of estimated capital expenditure spend requirements for the properties including escrow funding over the next 10 years, discounted at 8%.
(4) Cap rates and multiples are based on the trailing twelve months from the disposition date of the hotel for 2019 sales Net income cap rate is calculated as the ratio between the trailing twelve month net income and the sales price. Net income multiple is calculated as the ratio between the sales price over the trailing twelve month Hotel net income.
(5) Cap rates and multiples are based on 2019 results for 2020 sales. Net income cap rate is calculated as the ratio between the net income and the sales price. Net income multiple is calculated as the ratio between the sales price over Hotel net income. The following presents a reconciliation between the GAAP and non-GAAP measures. There was no interest expense or income tax related to these hotels for the periods presented.

	Trailing Twelve Months from Disposition Date (in millions) (6)							
	Total Revenues	RevPar	Total RevPar	Hotel Net Income (Loss) (7)	Plus: Depreciation	Equals: Hotel EBITDA (7)	Renewal & Replacement funding	Hotel Net Operating Income
2019 completed sales	$465.6	$152.91	$215.69	$59.4	$53.9	$113.3	$(22.9)	$90.4
2020 completed sales	$54.6	$160.30	$281.10	$15.2	$4.0	$19.2	$(2.9)	$16.3

(6) 2020 sales use full year 2019 results. Due to the impact of COVID-19, trailing twelve-month results are not reflective of normal operations of the hotel.
(7) Net income and Hotel EBITDA recorded in 2019 for 2019 sales totaled approximately $44 million and $64 million, respectively. Net income and Hotel EBITDA recorded in 2020 for 2020 sales totaled approximately $(1) million and $2 million respectively.

24

Overview Property Level Data Capitalization COVID-19 Data NOTES TO SUPPLEMENTAL FINANCIAL INFORMATION

CREDIT FACILITY AMENDMENT[1]

HOST HOTELS & RESORTS

FINANCIAL COVENANTS

- Obtained waiver of existing quarterly-tested financial covenants beginning July 1, 2020 through July 1, 2021.
- Option to terminate the Covenant Relief Period early.
- Obtained a modification of the quarterly-tested leverage covenant and EBITDA calculation to ease compliance:

Maximum	8.25x	8.00x	7.75x	7.25x
	3Q '21	4Q '21	1Q '22	Beyond

ACQUISITIONS

Preserved flexibility to make acquisitions using our existing liquidity as well as potentially tapping equity capacity with no requirement to first repay debt:

Acquisition Capacity With Existing Liquidity	Minimum Liquidity Requirement
$1.5 billion	$500 million
$1.0 billion	$400 million
$750 million	$300 million
Acquisition Capacity Using Equity	Minimum Liquidity Requirement
$7.5 billion	$300 million

DISPOSITIONS

$750 million available for reinvestment in new unencumbered properties through the 1031 exchange process

MANDATORY PAYMENTS

During the Covenant Waiver Period, net cash proceeds from debt issuances and dispositions, subject to certain exceptions, are to be applied based on the following schedule:
i. The first $350 million to the Borrower (following debt issuance of Series I senior notes and sale of Newport Beach Marriott, have maximized capacity available to Host)
ii. The second $350 million to repay revolver
iii. Amounts in excess of $700 million applied to repay the revolver and the two term loans on a pro rata basis

CAPITAL EXPENDITURES

Ability to fund all emergency, life safety and ordinary course maintenance capital expenditures plus $500 million in other capital expenditures such as return on investment capital expenditures.

RESTRICTED PAYMENTS

- Allow $0.01 dividend per share quarterly distribution or higher to the extent necessary to maintain REIT status or to avoid payment of income taxes
- No share buybacks during Covenant Waiver Period and after existing Covenant Waiver Period, unless Leverage Ratio is <= 7.25x

INTEREST RATE

- 40-basis point increase in the credit ratings-based interest rate grid during Covenant Relief Period
- LIBOR Floor of 15-basis points for the life of the credit facility

Rating	Revolver	Term Loans	Facility Fee
BBB (Baa2)	130	140	20
BBB-/Baa3	150	165	25
<BBB-/Baa3	185	205	30

(1) The foregoing does not purport to be a complete description of the terms of the Amendment and such description is qualified in its entirety by reference to the Amendment, a copy of which is filed with the SEC.

26

FINANCIAL COVENANTS: CREDIT FACILITY AND SENIOR NOTES FINANCIAL PERFORMANCE TESTS

HOST HOTELS & RESORTS

(UNAUDITED, IN MILLIONS, EXCEPT RATIOS)

The following tables present the financial performance tests for our credit facility and senior notes (Series D, E, F, G, H and I) issued after attaining investment grade status:

		At September 30, 2020(1)	
Credit Facility Financial Performance Tests	Permitted	GAAP Ratio	Covenant Ratio
Leverage Ratio	Maximum 7.25x	(9.5x)	16.4x
Unsecured Interest Coverage Ratio	Minimum 1.75x(2)	(2.5x)	1.5x
Consolidated Fixed Charge Coverage Ratio	Minimum 1.25x	(2.5x)	0.4x

		At September 30, 2020(3)	
Bond Compliance Financial Performance Tests	Permitted	GAAP Ratio	Covenant Ratio
Indebtedness Test	Maximum 65%	43%	26%
Secured Indebtedness Test	Maximum 40%	0%	0%
EBITDA-to-interest Coverage ratio	Minimum 1.5x	(2.5x)	1.1x
Ratio of Unencumbered Assets to Unsecured Indebtedness	Minimum 150%	232%	379%

As of September 30, 2020, the Company was below the financial covenant levels under its senior notes indentures necessary to incur debt, and, as a result, it will not be able to incur additional debt while below these levels.

(1) Covenant ratios are calculated using Host's credit facility definitions and are for informational purposes only, as the covenants are not currently in effect under the Amendment. The GAAP ratio is not relevant for the purpose of the financial covenants. See the following pages for a reconciliation of the equivalent GAAP measure.
(2) If the leverage ratio is greater than 7.0x then the unsecured interest coverage ratio minimum becomes 1.50x.
(3) Covenant ratios are calculated using Host's senior notes indenture definitions. The GAAP ratio is not relevant for the purpose of the financial covenants. See the following pages for a reconciliation of the equivalent GAAP measure.

27

Financial covenants: Reconciliation of GAAP Leverage Ratio to Credit Facility Leverage Ratio (unaudited, in millions, except ratios) The following table presents the calculation of our leverage ratio as used in the financial covenants of the credit facility: The following presents the reconciliation of debt to net debt per our credit facility definition: (2) The following presents the reconciliation of net income to EBITDA, EBITDAre, Adjusted EBITDAre and Adjusted EBITDA per our credit facility definition in determining leverage ratio: The following tables present the calculation of our leverage ratio using GAAP measures and used in the financial covenants of the credit facility: GAAP Leverage Ratio Trailing twelve months September 30, 2020 Debt $5,638 Net income (loss) (594) GAAP Leverage Ratio (9.5x) Leverage Ratio per Credit Facility Trailing twelve months September 30, 2020 Net debt (1) $3,309 Adjusted Credit Facility EBITDA (2) 202 Leverage Ratio 16.4x September 30, 2020 Debt $5,638 Less: Unrestricted cash over $100 million (2,329) Net debt per credit facility definition $3,309 Trailing twelve months September 30, 2020 Net income (loss) $(594) Interest expense 233 Depreciation and amortization 665 Income taxes (148) EBITDA 156 Gain on dispositions (3) Non-cash impairment expense 8 Equity in earnings of affiliates 25 Pro rata EBITDAre of equity investments (11) EBITDAre 175 Severance at hotel properties 44 Adjusted EBITDAre 219 Less: Severance (44) Pro forma EBITDA - Dispositions (2) Restricted stock expense and other non-cash items 16 Non-cash partnership adjustments 13 Adjusted Credit Facility EBITDA $202

Financial Covenants: Reconciliation of GAAP Interest Coverage Ratio to Credit Facility Unsecured Interest Coverage Ratio (unaudited, in millions, except ratios) The following tables present the calculation of our unsecured interest coverage ratio using GAAP measures and as used in the financial covenants of the credit facility: GAAP Interest Coverage Ratio Trailing twelve months September 30, 2020 Net income (loss) $(594) Interest Expense 233 GAAP Interest Coverage Ratio (2.5x) Unsecured Interest Coverage per Credit Facility Ratio Trailing twelve months September 30, 2020 Unencumbered consolidated EBITDA per credit facility definition (1) $264 Adjusted Credit Facility interest expense (2) 179 Unsecured Interest Coverage Ratio 1.5x Trailing twelve months September 30, 2020 Adjusted Credit Facility EBITDA $202 Corporate overhead 78 Interest income (16) Unencumbered Consolidated EBITDA per credit facility definition $264 Trailing twelve months September 30, 2020 GAAP Interest expense $233 Debt extinguishment costs (81) Deferred financing cost amortization (5) Capitalized interest 5 Pro forma interest adjustments 27 Adjusted Credit Facility Interest Expense $179 (1) The following reconciles Adjusted Credit Facility EBITDA to Unencumbered Consolidated EBITDA per our credit facility definition. See Reconciliation of GAAP Leverage Ratio to Credit Facility Leverage Ratio for calculation and reconciliation of net income to Adjusted Credit Facility EBITDA: (2) The following reconciles GAAP interest expense to interest expense per our credit facility definition:

Financial Covenants: Reconciliation of GAAP Interest Coverage Ratio to Credit Facility Fixed Charge Coverage Ratio (unaudited, in millions, except ratios) The following tables present the calculation of our GAAP Interest coverage ratio and our fixed charge coverage ratio as used in the financial covenants of the credit facility: GAAP Interest Coverage Ratio Trailing twelve months September 30, 2020 Net income (loss) $(594) Interest expense 233 GAAP Fixed Charge Coverage Ratio (2.5x) Credit Facility Fixed Charge Coverage Ratio Trailing twelve months September 30, 2020 Credit Facility Fixed Charge Coverage Ratio EBITDA (1) $69 Fixed charges (2) 189 Credit Facility Fixed Charge Coverage Ratio 0.4x Trailing twelve months September 30, 2020 Adjusted Credit Facility EBITDA $202 Less: 5% of hotel property gross revenue (133) Credit Facility Fixed Charge Coverage Ratio EBITDA $69 Trailing twelve months September 30, 2020 Adjusted Credit Facility interest expense 179 Cash taxes on ordinary income 10 Fixed Charges $189 (2) The following table calculates the fixed charges per our credit facility definition. See Reconciliation of GAAP Interest Coverage Ratio to Credit Facility Unsecured Interest Coverage Ratio for reconciliation of GAAP interest expense to adjusted interest expense per our credit facility definition. (1) The following reconciles Adjusted Credit Facility EBITDA to Credit Facility Fixed Charge Coverage Ratio EBITDA. See Reconciliation of GAAP Leverage Ratio to Credit Facility Leverage Ratio for calculation and reconciliation of Adjusted Credit Facility EBITDA.

September 30, 2020 Total assets $13,071 Add: Asset held-for-sale accumulated depreciation 122 Add: Accumulated depreciation 8,689 Add: Prior impairment of assets held 217 Add: Current year impairment of assets held 14 Less: Intangibles (22) Less: Right-of-use assets (600) Adjusted Total Assets per Senior Notes Indenture $21,491 Financial Covenants: Reconciliation of GAAP Indebtedness Test to Senior Notes Indenture Indebtedness Test (unaudited, in millions, except ratios) The following tables present the calculation of our total indebtedness to total assets using GAAP measures and as used in the financial covenants of our senior notes indenture: (2) The following presents the reconciliation of total assets to adjusted total assets per the financial covenants of our senior notes indenture definition: (1) The following reconciles our GAAP total indebtedness to our total indebtedness per our senior notes indenture: GAAP Total Indebtedness to Total Assets September 30, 2020 Debt $5,638 Total assets 13,071 GAAP Total Indebtedness to Total Assets 43% Total Indebtedness to Total Assets per Senior Notes Indenture September 30, 2020 Adjusted indebtedness (1) $5,670 Adjusted total assets (2) 21,491 Total Indebtedness to Total Assets 26% September 30, 2020 Debt $5,638 Add: Deferred financing costs 32 Adjusted Indebtedness per Senior Notes Indenture $5,670

Financial Covenants: Reconciliation of GAAP Secured Indebtedness Test to Senior Notes Indenture Secured Indebtedness Test (unaudited, in millions, except ratios) The following table presents the calculation of our secured indebtedness using GAAP measures and as used in the financial covenants of our senior notes indenture: (2) See Reconciliation of GAAP Indebtedness Test to Senior Notes Indenture Indebtedness Test for reconciliation of GAAP Total Assets to Adjusted Total Assets per our senior notes indenture. (1) The following presents the reconciliation of mortgage debt to secured indebtedness per the financial covenants of our senior notes indenture definition: GAAP Secured Indebtedness September 30, 2020 Mortgage and other secured debt $5 Total assets 13,071 GAAP Secured Indebtedness to Total Assets 0% Secured Indebtedness per Senior Notes Indenture September 30, 2020 Secured Indebtedness (1) $5 Adjusted Total Assets (2) 21,491 Secured Indebtedness to Total Assets 0% September 30, 2020 Mortgage and other secured debt $5 Secured Indebtedness $5

Financial Covenants: Reconciliation of GAAP Interest Coverage Ratio to Senior Notes Indenture EBITDA-to-Interest Coverage Ratio (unaudited, in millions, except ratios) The following tables present the calculation of our interest coverage ratio using our GAAP measures and as used in the financial covenants of the senior notes indenture: (1) See Reconciliation of GAAP Leverage Ratio to Credit Facility Leverage Ratio for the calculation of Adjusted Credit Facility EBITDA and reconciliation to net income. (2)See Reconciliation of GAAP Interest Coverage Ratio to Credit Facility Unsecured Interest Coverage Ratio for reconciliation of GAAP interest expense to adjusted interest expense per our credit facility definition. This same measure is used for our senior notes. GAAP Interest Coverage Ratio Trailing twelve months September 30, 2020 Net income (loss) $(594) Interest expense 233 GAAP Interest Coverage Ratio (2.5x) EBITDA to Interest Coverage Ratio Trailing twelve months September 30, 2020 Adjusted Credit Facility EBITDA (1) $202 Non-controlling interest adjustment 1 Adjusted Senior Notes EBITDA $203 Adjusted Credit Facility interest expense (2) 179 EBITDA to Interest Coverage Ratio 1.1x

Financial Covenants: Reconciliation of GAAP Assets to Indebtedness Test to Senior Notes Unencumbered Assets to Unsecured Indebtedness Test (unaudited, in millions, except ratios) The following tables present the calculation of our total assets to total debt using GAAP measures and unencumbered assets to unsecured debt as used in the financial covenants of our senior notes indenture: (1) The following presents the reconciliation of adjusted total assets to unencumbered assets per the financial covenants of our senior notes indenture definition: GAAP Assets / Debt September 30, 2020 Total assets $13,071 Total debt 5,638 GAAP Total Assets / Total Debt 232% Unencumbered Assets / Unsecured Debt per Senior Notes Indenture September 30, 2020 Unencumbered Assets (1) $21,444 Unsecured Debt (2) 5,665 Unencumbered Assets / Unsecured Debt 379% September 30, 2020 Adjusted total assets (a) $21,491 Less: Partnership adjustments (33) Less: Current year impairment of assets held (14) Unencumbered Assets $21,444 (a) See reconciliation of GAAP Indebtedness Test to Senior Notes Indenture Indebtedness Test for reconciliation of GAAP Total Assets to Adjusted Total Assets per our senior notes indenture. (2) The following presents the reconciliation of total debt to unsecured debt per the financial covenants of our senior notes indenture definition: September 30, 2020 Total debt $5,638 Deferred financing costs 32 Less: Secured indebtedness (b) (5) Unsecured Debt $5,665 (b) See reconciliation of GAAP Secured Indebtedness Test to Senior Notes Indenture Secured Indebtedness Test for the reconciliation of mortgage and other secured debt to senior notes secured indebtedness.

Hotels with Suspended Operations The following table consists of hotels with suspended operations as of November 4, 2020: Location Property # of Rooms 1 Boston Sheraton Boston Hotel 1,220 2 Chicago The Westin Chicago River North 445 3 Washington, D.C (CBD). Hyatt Regency Washington on Capitol Hill 838 4 International ibis Rio de Janeiro Parque Olimpico 256

Overview Property level data capitalization Covid-19 data NOTES TO SUPPLEMENTAL FINANCIAL INFORMATION

All Owned Hotel Operating Statistics and Results To facilitate a quarter-to-quarter comparison of our operations, we typically present certain operating statistics and operating results for the periods included in this presentation on a comparable hotel basis (discussed in “Comparable Hotel Operating Statistics” below). However, due to the COVID-19 pandemic and its effects on operations there is little comparability between periods. For this reason we are temporarily suspending our comparable hotel presentation and instead present hotel operating results for all consolidated hotels and, to facilitate comparisons between periods, we are presenting results on a pro forma basis, including the following adjustments: (1) operating results are presented for all consolidated hotels owned as of September 30, 2020, but do not include the results of operations for properties sold in 2019 or through the reporting date; and (2) operating results for acquisitions in the current and prior year are reflected for full calendar years, to include results for periods prior to our ownership. For these hotels, since the year-over-year comparison includes periods prior to our ownership, the changes will not necessarily correspond to changes in our actual results. Non-GAAP financial measures Included in this supplemental information are certain “non-GAAP financial measures,” which are measures of our historical or future financial performance that are not calculated and presented in accordance with GAAP, within the meaning of applicable SEC rules. They are as follows: (i) EBITDA, (ii) EBITDAre and Adjusted EBITDAre, (iii) NOI, (iv) All Owned Hotel Property Level Operating Results, (v) Credit Facility Financial Performance Tests, and (vi) Senior Notes Financial Performance Tests. The following discussion defines these measures and presents why we believe they are useful supplemental measures of our performance. Due to the loss of business during the COVID-19 pandemic, the managers of our hotels have significantly reduced wages and benefits expense through employee furloughs to preserve operating cash flow and have incurred, and expect to continue to incur, significant severance expenses. We expect that a portion of the reduction in wage and benefit expenses as a result of the terminations will become permanent due to changes in the hotel-level operating model based on negotiations with our managers when a future recovery in the lodging industry is achieved. While severance expense is not uncommon at either the individual hotel or corporate level, due to the scope of the operational changes currently under discussion with our hotel managers across much of our portfolio, as well as the potential for significant restructuring at an individual hotel-specific level, we do not consider the current severance costs to be within the normal course of business. Therefore, effective for the third quarter of 2020, we remove these amounts from hotel property level operating results and have changed our definition of Adjusted EBITDAre to exclude non-ordinary course severance costs, which we believe provides useful supplemental information that is beneficial to an investor’s understanding of our ongoing operating performance. Furlough costs, which are viewed as a replacement to wages, will continue to be included in these metrics. Notes to supplemental financial information

Non-GAAP financial measures (continued) EBITDA and NOI Earnings before Interest Expense, Income Taxes, Depreciation and Amortization (“EBITDA”) is a commonly used measure of performance in many industries. Management believes EBITDA provides useful information to investors regarding our results of operations because it helps us and our investors evaluate the ongoing operating performance of our properties after removing the impact of the Company’s capital structure (primarily interest expense) and its asset base (primarily depreciation and amortization). Management also believes the use of EBITDA facilitates comparisons between us and other lodging REITs, hotel owners that are not REITs and other capital-intensive companies. Management uses EBITDA to evaluate property-level results and EBITDA multiples (calculated as sales price divided by EBITDA) as one measure in determining the value of acquisitions and dispositions and, like Funds From Operations (“FFO”) and Adjusted FFO per diluted share, it is widely used by management in the annual budget process and for our compensation programs. Management also uses NOI when calculating capitalization rates (“Cap Rates”) to evaluate acquisitions and dispositions. For a specific hotel, NOI is calculated as the hotel or entity level EBITDA less an estimate for the annual contractual reserve requirements for renewal and replacement expenditures. Cap Rates are calculated as NOI divided by sales price. Management believes using Cap Rates allows for a consistent valuation method in comparing the purchase or sale value of properties. EBITDAre and Adjusted EBITDAre We present EBITDAre in accordance with NAREIT guidelines, as defined in its September 2017 white paper “Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate,” to provide an additional performance measure to facilitate the evaluation and comparison of the Company’s results with other REITs. NAREIT defines EBITDAre as net income (calculated in accordance with GAAP) excluding interest expense, income tax, depreciation and amortization, gains or losses on disposition of depreciated property (including gains or losses on change of control), impairment write-downs of depreciated property and of investments in unconsolidated affiliates caused by a decrease in value of depreciated property in the affiliate, and adjustments to reflect the entity’s pro rata share of EBITDAre of unconsolidated affiliates. We make additional adjustments to EBITDAre when evaluating our performance because we believe that the exclusion of certain additional items described below provides useful supplemental information to investors regarding our ongoing operating performance. We believe that the presentation of Adjusted EBITDAre, when combined with the primary GAAP presentation of net income, is beneficial to an investor’s understanding of our operating performance. Adjusted EBITDAre also is similar to the measure used to calculate certain credit ratios for our credit facility and senior notes. We adjust EBITDAre for the following items, which may occur in any period, and refer to this measure as Adjusted EBITDAre: Property Insurance Gains – We exclude the effect of property insurance gains reflected in our consolidated statements of operations because we believe that including them in Adjusted EBITDAre is not consistent with reflecting the ongoing performance of our assets. In addition, property insurance gains could be less important to investors given that the depreciated asset book value written off in connection with the calculation of the property insurance gain often does not reflect the market value of real estate assets. Notes to supplemental financial information

Non-GAAP financial measures (continued) Acquisition Costs – Under GAAP, costs associated with completed property acquisitions that are considered business combinations are expensed in the year incurred. We exclude the effect of these costs because we believe they are not reflective of the ongoing performance of the Company. Litigation Gains and Losses – We exclude the effect of gains or losses associated with litigation recorded under GAAP that we consider outside the ordinary course of business. We believe that including these items is not consistent with our ongoing operating performance. Severance Expense – Effective for the third quarter of 2020, in certain circumstances, we will add back hotel-level severance expenses when we do not believe they are reflective of the ongoing operation of our properties. Situations that would result in a severance add-back include (i) costs incurred as part of a broad-based reconfiguration of the operating model with the specific hotel operator for a portfolio of hotels and (ii) costs incurred at a specific hotel due to a broad-based and significant restructuring of a hotel and/or its workforce. We do not add back corporate-level severance costs or severance costs at an individual hotel that we consider to be incurred in the normal course of business. In unusual circumstances, we also may adjust EBITDAre for gains or losses that management believes are not representative of the Company’s current operating performance. The last such adjustment was a 2013 exclusion of a gain from an eminent domain claim. Limitations on the Use of EBITDA, EBITDAre, Adjusted EBITDAre and NOI EBITDA, EBITDAre, Adjusted EBITDAre, and NOI, as presented, may not be comparable to measures calculated by other companies. This information should not be considered as an alternative to net income, operating profit, cash from operations or any other operating performance measure calculated in accordance with GAAP. Cash expenditures for various long-term assets (such as renewal and replacement capital expenditures, with the exception of NOI), interest expense (for EBITDA, EBITDAre, Adjusted EBITDAre and NOI purposes only) severance expense related to significant property-level restructuring and other items have been and will be made and are not reflected in the EBITDA, EBITDAre, Adjusted EBITDAre, and NOI presentations. Management compensates for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of our operating performance. Notes to supplemental financial information

Non-GAAP financial measures (continued) Our consolidated statements of operations and consolidated statements of cash flows in the Company’s quarterly report on Form 10-Q (“Statements of Cash Flows”) include interest expense, capital expenditures, and other excluded items, all of which should be considered when evaluating our performance, as well as the usefulness of our non-GAAP financial measures. Additionally, EBITDA, EBITDAre, Adjusted EBITDAre and NOI should not be considered as a measure of our liquidity or indicative of funds available to fund our cash needs, including our ability to make cash distributions. Similarly, EBITDAre and Adjusted EBITDAre, include adjustments for the pro rata share of our equity investments. Our equity investments consist of interests ranging from 11% to 67% in seven domestic and international partnerships that own a total of 10 properties and a vacation ownership development. Due to the voting rights of the outside owners, we do not control and, therefore, do not consolidate these entities. The non-controlling partners in consolidated partnerships primarily consist of the approximate 1% interest in Host LP held by outside partners, and a 15% interest held by outside partners in a partnership owning one hotel for which we do control the entity and, therefore, consolidate its operations. These pro rata results for EBITDAre and Adjusted EBITDAre were calculated as set forth in the definitions above. Readers should be cautioned that the pro rata results presented in these measures for equity investments may not accurately depict the legal and economic implications of our investments in these entities. Hotel Property Level Operating Results We present certain operating results for our hotels, such as hotel revenues, expenses, food and beverage profit, and EBITDA, on a hotel-level pro forma basis as supplemental information for our investors. Our hotel results reflect the operating results of our hotels as discussed in “All Owned Hotel Operating Statistics and Results” above. We present all owned hotel pro forma EBITDA to help us and our investors evaluate the ongoing operating performance of our hotels after removing the impact of the Company’s capital structure (primarily interest expense) and its asset base (primarily depreciation and amortization expense). Corporate-level costs and expenses also are removed to arrive at property-level results. We believe these property-level results provide investors with supplemental information about the ongoing operating performance of our hotels. All owned hotel pro forma results are presented both by location and for the Company’s properties in the aggregate. While severance expense is not uncommon at the individual property level in the normal course of business, we eliminate from our hotel level operating results severance costs related significant property-level restructuring that is not considered to be within the normal course of business, as we believe this provides useful supplemental information that is beneficial to an investor’s understanding of our ongoing operating performance. We also eliminate depreciation and amortization expense because, even though depreciation and amortization expense are property-level expenses, these non-cash expenses, which are based on historical cost accounting for real estate assets, implicitly assume that the value of real estate assets diminishes predictably over time. As noted earlier, because real estate values have historically risen or fallen with market conditions, many real estate industry investors have considered presentation of historical cost accounting for operating results to be insufficient. Notes to supplemental financial information

Non-GAAP financial measures (continued) Because of the elimination of corporate-level costs and expenses, gains or losses on disposition, certain severance expenses and depreciation and amortization expense, the hotel operating results we present do not represent our total revenues, expenses, operating profit or net income and should not be used to evaluate our performance as a whole. Management compensates for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of our operating performance. Our consolidated statements of operations include such amounts, all of which should be considered by investors when evaluating our performance. While management believes that presentation of all owned hotel results is a measure that provides useful information in evaluating our ongoing performance, this measure is not used to allocate resources or to assess the operating performance of each of our hotels, as these decisions are based on data for individual hotels and are not based on all owned hotel results in the aggregate. For these reasons, we believe all owned hotel operating results, when combined with the presentation of GAAP operating profit, revenues and expenses, provide useful information to investors and management. Credit Facility – Leverage, Unsecured Interest Coverage and Consolidated Fixed Charge Coverage Ratios Host’s credit facility contains certain financial covenants, including allowable leverage, unsecured interest coverage and fixed charge ratios, which are determined using EBITDA as calculated under the terms of our credit facility (“Adjusted Credit Facility EBITDA”). The leverage ratio is defined as net debt plus preferred equity to Adjusted Credit Facility EBITDA. The unsecured interest coverage ratio is defined as unencumbered Adjusted Credit Facility EBITDA to unsecured consolidated interest expense. The fixed charge coverage ratio is defined as Adjusted Credit Facility EBITDA divided by fixed charges, which include interest expense, required debt amortization payments, cash taxes and preferred stock payments. These calculations are based on pro forma results for the prior four fiscal quarters, giving effect to transactions such as acquisitions, dispositions and financings as if they occurred at the beginning of the period. The credit facility also incorporates by reference the ratio of unencumbered assets to unsecured indebtedness test from our senior notes indentures, calculated in the same manner, and the covenant is discussed below with the senior notes covenants. Additionally, total debt used in the calculation of our leverage ratio is based on a “net debt” concept, under which cash and cash equivalents in excess of $100 million are deducted from our total debt balance. Management believes these financial ratios provide useful information to investors regarding our compliance with the covenants in our credit facility and our ability to access the capital markets, in particular debt financing. Notes to supplemental financial information

Non-GAAP financial measures (continued) Senior Notes Indenture – Indebtedness Test, Secured Indebtedness to Total Assets Test, EBITDA-to-Interest Coverage Ratio and Ratio of Unencumbered Assets to Unsecured Indebtedness Host’s senior notes indentures contains certain financial covenants, including allowable indebtedness, secured indebtedness to total assets, EBITDA-to-interest coverage and unencumbered assets to unsecured indebtedness. The indebtedness test is defined as adjusted indebtedness, which includes total debt adjusted for deferred financing costs, divided by adjusted total assets, which includes undepreciated real estate book values (“Adjusted Total Assets”). The secured indebtedness to total assets is defined as secured indebtedness, which includes mortgage debt and finance leases, divided by Adjusted Total Assets. The EBITDA-to-interest coverage ratio is defined as EBITDA as calculated under our senior notes indenture (“Adjusted Senior Notes EBITDA”) to interest expense as defined by our senior notes indenture. The ratio of unencumbered assets to unsecured indebtedness is defined as unencumbered adjusted assets, which includes Adjusted Total Assets less encumbered assets, divided by unsecured debt, which includes the aggregate principal amount of outstanding unsecured indebtedness plus contingent obligations. The covenants presented in this supplemental information are based on the financial covenants of our senior notes issues after we attained an investment grade rating, however the calculations before and after attaining investment grade status are essentially equivalent with no material differences between the two. Under the terms of the senior notes indentures, interest expense excludes items such as the gains and losses on the extinguishment of debt, deferred financing charges related to the senior notes or the credit facility, amortization of debt premiums or discounts that were recorded at issuance of a loan to establish its fair value and non-cash interest expense, all of which are included in interest expense on our consolidated statement of operations. As with the credit facility covenants, management believes these financial ratios provide useful information to investors regarding our compliance with the covenants in our senior notes indentures and our ability to access the capital markets, in particular debt financing. Limitations on Credit Facility and Senior Notes Credit Ratios These metrics are useful in evaluating the Company’s compliance with the covenants contained in its credit facility and senior notes indentures. However, because of the various adjustments taken to the ratio components as a result of negotiations with the Company’s lenders and noteholders they should not be considered as an alternative to the same ratios determined in accordance with GAAP. For instance, interest expense as calculated under the credit facility and senior notes indenture excludes the items noted above such as deferred financing charges and amortization of debt premiums or discounts, all of which are included in interest expense on our consolidated statement of operations. Management compensates for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of performance. In addition, because the credit facility and indenture ratio components are also based on pro forma results for the prior four fiscal quarters, giving effect to transactions such as acquisitions, dispositions and financings as if they occurred at the beginning of the period, they are not reflective of actual performance over the same period calculated in accordance with GAAP. Notes to supplemental financial information